Exhibit 10.8

FOURTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of September 10, 2018 (this “Amendment”), is entered into by and among COOPER RIVER LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS party hereto, CITIBANK, N.A. (“Citibank”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), CITIBANK, N.A., acting through its Agency & Trust division (“Citibank Agency & Trust”), as collateral custodian for the Secured Parties (in such capacity, the “Custodian”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and VIRTUS GROUP, LP (“Virtus”), as collateral administrator (in such capacity, the “Collateral Administrator”).

R E C I T A L S

WHEREAS, certain of the above-named parties have entered into that certain Revolving Credit and Security Agreement, dated as of May 29, 2015 (as amended, the “Agreement”), by and among the Borrower, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Custodian and the Collateral Administrator; and

WHEREAS, pursuant to and in accordance with Section 12.01(b) of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.        Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.        Amendments to the Agreement. The parties hereto agree that Section 1.01 of the Agreement is hereby amended by restating the definition of “Reinvestment Period” as follows:

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) November 30, 2018 (or such later date as may be agreed by the Borrower and the Lenders); and (b) the date of the termination of the Commitments pursuant to Section 6.02.

SECTION 3.        Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.        Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)                this Amendment and each other Facility Document entered into on the date hereof has been duly executed and delivered by it;

(b)                this Amendment and each other Facility Document entered into on the date hereof constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)                there is no Event of Default or Default that is continuing or would result from entering into this Amendment.

SECTION 5.        Conditions to Effectiveness.

The effectiveness of this Amendment shall be subject to the receipt by the Administrative Agent of executed counterparts of this Amendment.

SECTION 6.        Miscellaneous.

(a)                This Amendment is a Facility Document for all purposes of the Agreement. This Amendment may be executed in any number of counterparts (including by facsimile or electronic mail), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)                The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)                The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)                Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)                 This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)                THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)                The Administrative Agent authorizes and directs the Collateral Agent, the Collateral Administrator and the Custodian to enter into this Amendment.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COOPER RIVER LLC, as Borrower

By:	/s/ William Goebel
	Name:	William Goebel
	Title:	Chief Financial Officer

FS INVESTMENT CORPORATION II, as Collateral Manager

By:	/s/ William Goebel
	Name:	William Goebel
	Title:	Chief Financial Officer

Fourth Amendment to Revolving Credit and Security Agreement

CITIBANK, N.A., as Administrative Agent and a Lender

By:	/s/ Victoria Chant
	Name:	Victoria Chant
	Title:	Vice President

Fourth Amendment to Revolving Credit and Security Agreement

GUARDIANS OF NEW ZEALAND SUPERANNUATION AS MANAGER AND ADMINISTRATOR OF THE NEW ZEALAND SUPERANNUATION FUND IN ACCORDANCE WITH THE NEW ZEALAND SUPERANNUATION AND RETIREMENT INCOME ACT 2001, as a Lender

By:	/s/ Deborah Bush
	Name:	Deborah Bush
	Title:	Authorized Signatory

Fourth Amendment to Revolving Credit and Security Agreement

CITIBANK, N.A., as Collateral Agent

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Senior Trust Officer

VIRTUS GROUP, LP, as Custodian and as Collateral Administrator

By:	/s/ Joseph U. Elston
	Name:	Joseph U. Elston
	Title:	Partner

Fourth Amendment to Revolving Credit and Security Agreement